CLECO POWER LLC	EXHIBIT 23(e)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-132832) of Cleco Power LLC of our report dated February 27, 2007, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A Amendment No. 3.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
August 9, 2007